Exhibit 23.1


                      Consent of Independent Accountants
                      ----------------------------------



The  Board  of  Directors
Individual,  Inc.:

     We consent to the incorporation by reference in the registration statement of Individual, Inc. on Form S-8 (containing a Reoffer Prospectus on Form S-3) of our report dated February 15, 1997, on our audits of the consolidated financial statements of Individual, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in the Annual Report on Form 10-K of Individual, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                              /s/  Coopers  &  Lybrand  L.L.P.
                              COOPERS  &  LYBRAND  L.L.P.

Boston,  Massachusetts
August  13,  1997






288LAG4525/1.364093-1